SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EXAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Experience Our Connectivity

Safe Harbor Statement

This presentation includes forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, regarding management’s assessment of growth and opportunities in the communication and semiconductor industry, its expected market share gains in the network transmission, serial communications and timing solutions markets, its R&D and growth plan strategies, and its efforts to explore strategic opportunities and other means by which to enhance shareholder value. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the. actual results to differ materially from those projected, stated or implied, depending on such factors as: our ability to capitalize on market opportunities; our ability to continue to expand and enhance our product portfolio; our ability to identify and consummate strategic acquisitions; the realization of benefits expected from the Infineon Technologies’ transaction; our ability to capitalize on expected growth opportunities in the communication semiconductor industry; the success of our R&D efforts; e and the outcome of the proxy contest. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. As appropriate, additional factors are contained in reports filed by the Company with the Securities and Exchange Commission, including the Company’s reports on Form 10-K for the fiscal year ended March 31, 2005 and Form 10-Q for the fiscal quarter ended June 30, 2005 and current reports on Form 8-K. This paragraph is included to provide safe harbor for forward-statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

Additional Information and Where to Find It It

On October 3, 2005, the Company filed a definitive proxy statement with the U.S. Securities and Exchange Commission (SEC) relating to its 2005 Annual Meeting of Shareholders. Shareholders of the Company are advised to read the Company’s proxy statement for the annual meeting because it contains important information. The Company’s proxy statement for the annual meeting was mailed to Shareholders of the Company on October 3, 2005. Shareholders and other interested parties may obtain free copies of the proxy statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. These documents may also be obtained free of charge by contacting Georgeson Shareholder Communications, Inc.

1

PROVEN RECORD OF SUCCESS

34-year history, including 20 years listed on NASDAQ

Leverage analog, digital & mixed-signal design expertise to offer broadest portfolio of:

High-speed physical layer communication ICs

Multi-channel high performance serial Interface products High-performance clock & timing products

Expansive product line allows for capitalization on estimated $1 billion network and transmission, serial communications, and timing solutions markets Boasts a long and growing list of global top-tier customers

1,500 design wins over past 3 years for existing products in core markets

PROVEN RECORD OF SUCCESS (Cont’d)

• Invests prudently in R&D, enabling Exar to deliver industry-first products and to both expand and enhance product portfolio

Introduced over 100 new products since 2000

• Over the last five years, R&D investment as a percentage of revenue was significantly less than many of our competitors

HISTORICAL AGGREGATE PERFORMANCE

Q4 00 TO Q2 05 Aggregate R&D Investment as % of Revenues

EXAR 34% AMCC 74% IDTI 27% Median 28% MSPD 91% PMCS 48% TXCC 105% VTSS 50% WLF 14%

*AGR 28% *CY 30% *FSL 18% *INTC 14% *PHG 9% *TXN 17% Median 28%

Source: SEC filings, Company Reports and Wall Street Research. Note: FSL completed its initial public offering on July 16, 2004 and WLF completed its initial public offering on October 16, 2003; both sets of data do not include Q4 2000 numbers as they are unavailable. Note: PHG data does not include Q4 2000 numbers as they are unavailable.

Although we consider these entities to be competitors of Exar with respect to specific product lines, we do not believe comparisons to these entities are meaningful, as each of these entities is highly diversified, has annual revenues in excess of $500 million and makes R&D investments in various industries in which Exar does not compete.

RECENT ACCOMPLISHMENTS

Successfully completed a modified Dutch Auction tender offer and delivered $120 million in cash to shareholders

Reaffirmed intention to repurchase remaining $30 million of previously authorized $40 million stock repurchase program

Ongoing process to identify, evaluate and retain independent, qualified directors

Thomas Werner (July 2004), John McFarlane (Jan. 2004) .

Recently nominated Richard Koppes and added Oscar Rodriguez

Working to develop and implement stock ownership guidelines for officers and directors

Stock ownership guidelines align interests of directors and executives with those of stockholders

Terminated Company’s shareholder rights plan

Section 404 compliant (no material weakness)

OUTPERFORMED MANY OF OUR COMPETITORS

HISTORICAL SHARE PRICE PERFORMANCE

(Indexed Prices)

160 140 120 100 80 60 40 20 0

09/20/00 09/20/01 09/20/02 09/20/03 09/19/04 09/19/05

Indexed Price Performance — Last Five Years

Index (9/ 20/ 00 – 9/ 19/ 05)

EXAR 24.8%

AMCC 2.9%

ICST 96.3%

IDTI 10.8%

MSPD NA

PMCS 3.9%

TXCC 3.0%

VTSS 2.4%

WLF NA

EXAR

AMCC

ICST

IDTI

PMCS

TXCC

VTSS

Source: FactSet as of September 19, 2005.

Note: MSPD completed its initial public offering on June 23, 2003. WLF completed its initial public offering on October 16, 2003.

Although the entities listed in the table above may derive revenue from products or services with respect to which Exar does not compete, unlike the entities listed in the table that follows, these entities are not highly diversified and have annual revenues of less than $500 million. We believe that these entities provide a more meaningful business-to-business comparison than the entities included in the table that follows.

COMPETITORS (Cont’d)

HISTORICAL SHARE PRICE PERFORMANCE

Indexed Price Performance — Last Five Years

(Indexed Prices)

120 110 100 90 80 70 60 50 40 30 20 10 0

09/20/00 09/20/01 09/20/02 09/20/03 09/19/04 09/19/05

Index (9/ 20/ 00 – 9/ 19/ 05)

EXAR 24.8%

AGR NA

CY 32.3%

FSL NA

INTC 39.1%

PHG 60.3%

TXN 54.8%

EXAR

CY

INTC

PHG

TXN

Source: FactSet as of September 19, 2005.

Note: AGR completed its initial public offering on March 27, 2001. FSL completed its initial public offering on July 16, 2004.

Although we consider the entities listed in the table above to be competitors of Exar with respect to specific product lines, we do not believe the comparisons in this table are meaningful, as each one of these entities is highly diversified, has annual revenues of greater than $500 million and generates revenues from various product lines or services with respect to which Exar does not compete.

THIRD-PARTY SUPPORT FOR EXAR*

7/19/05

Well Positioned for Growth

We believe the company is ahead of attractive expansion opportunities in optical networking, serial comm in digital consumer, and timing solutions The acquisition and organic growth for Exar has resulted in annual and sequential growth that outperform its peer group

Strong Product Oriented R&D Capabilities

Exar’s recent R&D efforts are rounding out what is already a comprehensive product portfolio. The steady flow of new, leading edge product introductions during the June quarter from Exar’s network transmission and serial communications product groups is evidence of this positive return

7/20/05

We continue to believe that Exar’s design wins, particularly in the new optical networking and metro/access markets, could position the Company to capitalize on the growth of overall communications markets in the second-half of the year We are raising our Sep-05 and FY06 estimates to reflect an accelerated product ramp over the next year and a lower share count

While we typically view Exar as a defensive play given its financial strength, we also believe the Company’s new product cycles are beginning to provide a solid growth platform. We continue to believe that Exar’s design wins, particularly in the new optical networking and metro/access markets, could position the Company to capitalize on the growth over overall communications markets in the second half of the year

7/21/05

Exar is positioned for gradual growth again in its serial communications business (approximately 60% of total revenues) and the T/E carrier and optical/Sonet networking business (35 – 40% of revenues) following the inventory correction winding down in the OEM customer base and distribution channel

The Infineon optical framer acquisition and organic development efforts will likely accelerate Exar’s efforts on the higher-growth optical/Sonet networking market with a full range of transceiver and framer solutions for broadband metro/access and telecom/networking transport applications at speeds ranging from the OC-3 through OC-768 applications

Exar is in a period of steady and sustainable growth, driven by market share gains in E1/T1 LIUs, the acquisition of a product line from Infineon, the ramp of its clock products, and the fact that its legacy products are only 4% of revenue and no longer a drag on revenue growth

7/20/05

Overall we remain encouraged by Exar’s design and

product focus as well as management’s long-term move

towards the high-end of the communication food chain

We believe Exar’s long history of mixed-signal

exposure and system-level expertise is at the heart of

the company’s potential for success

8/19/05

*Permission to use quotations was neither sought nor obtained; Source: First Call

6

CLEAR STRATEGIC VISION

Key drivers for Exar’s strategic growth plan include:

Continuing to develop and enhance Communications products and achieve product design wins in target markets Expanding addressable market for serial Interface products by incorporating complementary functions into existing solutions Leveraging core design competencies in analog, digital and mixed-signal technologies to diversify and broaden portfolio of products and expand addressable market Acquiring complementary products in adjacent and expanding markets that leverage sales infrastructure and/or existing customer relationships Advancing key initiatives through partnerships, alliances and other strategic transactions

7

YOUR BOARD – BEST SUITED TO LEAD EXAR

Respected, seasoned and proven high-technology business leaders who have a working understanding of semiconductor and data and telecom communications industries and related technologies All have public company board experience and senior level management experience in a NYSE- or Nasdaq-listed company Experienced, independent and committed to enhancing shareholder value 6 of the 9 current directors are independent Committees composed solely of independent directors Publishes, updates and follows clear, defined corporate governance guidelines 8 of 9 directors have completed ISS continuing director education program

8

UNIQUELY QUALIFIED INCUMBENT DIRECTORS

Thomas Werner

Joined Exar as a Director in July 2004

Currently serves on Board of Directors of Three-Five Systems, a public company, and — a Silicon Light Machines, a subsidiary of Cypress Semiconductor a CEO of SunPower Corp. (currently in registration to go public) since June 2003, and CEO of Silicon Light Machines from June 2001 to June 2003 Held a number of executive management positions at 3Com, US Robotics, Oak Industries and General Electric

Richard Previte

Joined Exar as a Director in October 1999 and serves as Chairman of the Audit Committee and as Audit Committee financial expert Served as a Director of Advanced Micro Devices (AMD) from 1990 to April 2000, and a Vice Chairman from 1999 to April 2000 Held various executive management roles at AMD over a period of 30 years, including a President, Executive Vice President and COO, and CFO and Treasurer Since January 2005, has served as Executive Vice President and Chief Administrative Officer of Spansion, a subsidiary of AMD/Fujitsu; Previously served as Chairman and CEO of Vantis Corp., a subsidiary of AMD and Chairman and CEO of MarketFusion

SUCCESSFUL DIRECTOR SEARCH

Richard Koppes

Nationally recognized expert in corporate governance and shareholder rights issues Former Deputy Executive Officer and General Counsel of CalPERS

Currently serves on boards of Investor Research Responsibility Center (IRRC), International Corporate Governance Network (ICGN) and Society of Corporate Secretaries and Governance Professionals Of Counsel to international law firm Jones Day since August 1996 and Co-Director of Executive Education Programs at Stanford University School of Law 28 speaking engagements on corporate governance from 1/2005 -1/2006

Oscar Rodriguez

Over 20 years of data and telecommunications technology industry experience Extensive technological background in all phases of networking

Currently CEO and President of Riverstone Networks, Inc., a leading provider of carrier a class solutions for next generation metro Ethernet networks Previously President of Nortel Networks’ Enterprise Solutions, as well as President of Nortel’s Intelligent Internet business segment

Exar Continues To Deliver On Its Promises

COMMITTED TO BEST PRACTICES

CORPORATE GOVERNANCE EXAR

Link total compensation packages of CEO and all executives to specific YES performance goals

Have substantial majority of independent directors YES

Limits the number of public company boards on which directors can serve (limited YES to four, including Exar)

Corporate Governance and Nominating Committee assesses performance and YES functionality of the Board and considers shareholder input on nominations

Audit, Compensation, Employee Option Administration, Corporate Governance YES

and Nominating Committees comprised solely of independent directors

Directors required to notify Company of job or board relationship changes YES

Directors participate in ISS-accredited director education program on annual basis YES

(8 of 9 directors have completed the program for 2005)

GWA’S QUESTIONABLE TRACK RECORD

Short-term opportunistic investor: began buying stock earlier this year

As detailed in GWA’s definitive proxy, the majority of GWA’s position in EXAR – representing less than 1% of Exar’s outstanding shares – was purchased only 6 months ago and just weeks before initiating its hostile proxy contest Query – did GWA seek to participate in the tender offer?

Admitted “short seller” of Exar stock

According to GWA’s proxy materials, 96% of GWA’s position in Exar has been hedged in short-sales

Short selling is prohibited under Exar’s Code of Business Conduct and Ethics

Refused Exar’s offer to add Guy Adams to the Board and repeated invitations to participate in director search and nomination process – instead insisted on at least two board seats and then initiated a costly, distracting and time-consuming proxy contest Demanded that their hand-picked nominees be appointed to Exar’s Board and all fees be paid by Exar Requested Richard Koppes’ permission to be added to GWA’s slate of nominees Claims Koppes serves on “FIVE other Board positions” vs. TWO public company boards plus professional associations Demonstrated willingness to push ethical boundaries in pursuit of personal objectives

U.S. District Court decision (Kansas, 2001) against Guy Adams for violating securities laws by making false and misleading statements during the Lone Star Steakhouse & Saloon proxy contest

Guy Adams’ resignation from Lone Star Steakhouse & Saloon Board of Directors – after less than one year – underscores his short term perspective and lack of relevant experience

CODE OF BUSINESS CONDUCT AND ETHICS IS CLEAR

Exar’s Prohibition Against Short Selling of Company Stock

“No Company director, officer or other employee or presently engaged consultant may engage in short sales. A “short sale,” as defined in this policy, means any transaction whereby one may benefit from a decline in the Company’s stock price. While employees who are not executive officers or directors are not prohibited by law from engaging in short sales of the Company’s securities, the Company has adopted the policy that you may not do so.”

GWA is an admitted “short seller” of Exar stock

Virtually all of GWA’s shares of Exar have been “shorted” – that is, GWA has borrowed stock to sell in the market against its current ownership position.

By selling shares “short” at the same time as owning shares outright, GWA eliminated any economic risk from its ownership of Exar stock and effectively locked in the gain it received as a result of the actions taken by Exar and its current board. GWA’s action to hedge its shares is the type of behavior our policy is designed to prohibit.

According to GWA’s proxy materials, of the 250,000 shares reported as owned by GWA, only 10,000 shares of Exar stock--or about 0.03% of the Company’s outstanding shares--are not shorted.

GWA’S UNQUALIFIED CANDIDATES

As described in an open letter to our shareholders dated October 19, 2005, the GWA nominees have:

NO working knowledge of Exar, its business or the industry in which we compete, as none of the GWA nominees have ever provided services to Exar and appear to have no specialized knowledge of our industry;

NO business plan for Exar that has been articulated to the Exar shareholders;

NO concrete strategy to create value for all Exar shareholders that is readily apparent from its proxy materials; and

NO relevant public company experience, as none of the GWA nominees have ever served on a public company board within our industry. In fact, both Richard Leza and Pete Rodriguez have NO experience serving on any public company board.

We Believe that GWA’s Efforts are Nothing More Than a Self-Serving Attempt to Strong-Arm Exar to Further Advance GWA’s Own Short-Term Interests and Not the Long-term Interests of All Exar Stockholders.

EXAR’S BOARD IS THE CLEAR CHOICE

EXARGWA
Working	knowledge of Exar, its business and the semiconductor industry YES No
Relevant	public company Board experience YES No
Proven	Audit Committee Financial Expert YES No
Clear	strategic plan to create value for all Exar stockholders YES
Committed	to enhancing long-term value for all Exar stockholders

8 of 9 directors have completed ISS continuing director education program YES

CONCLUSION

We believe that our Board, which has an intimate and developed understanding of our Company and the commitment to drive our continued growth and success in the future, will continue to make significant contributions for the benefit of our Company and all of our Stockholders.

Your Board of Directors remains committed to acting in the best interests of all Stockholders and unanimously recommends that Exar Stockholders vote the enclosed WHITE proxy card today FOR your Board’s nominees.

Protect Your Investment. Elect Your Board’s Nominees.

SIGN, DATE AND RETURN EXAR’S

WHITE PROXY CARD TODAY